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Colorado Secretary of State
Date and Time: 02/23/2015 10:39 AM
ID Number: 20151070601

Document number: 20151123157
Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

Restated Constituent Filed Document

filed pursuant to §7-90-301, et seq. and §7-110-106 or §7-130-106 or §7-56-203 or §7-90-304.5 of the Colorado Revised Statutes (C.R.S.)

ID number: 20151070601

1. Entity name: Petroleum Analytics International

2. The restated constituent filed document associated with this filing is attached.

3. *(Optional)* Delayed effective date: ________________ *(mm/dd/yyyy)*

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

4. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Hudson	Randolph	S	
(Last)	*(First)*	*(Middle)*	*(Suffix)*

5718 Tanglewood Drive
(Street name and number or Post Office Box information)

Bethesda	MD	20817
(City)	*(State)*	*(Postal/Zip Code)*
	United States	
(Province – if applicable)	*(Country – if not US)*	

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

ARTICLES OF INCORPORATION
OF
PETROLEUM ANALYTICS INTERNATIONAL

Pursuant to the applicable provisions of Section 7-90-301 *et seq.*, Section 7-110-107, and Section 7-90-304.5 of the Colorado Revised Statutes ("CRS"), the undersigned authorized representative of the corporation, Randolph S. Hudson, hereby adopts these Restated Articles of Incorporation for the corporation.

ARTICLE I,
NAME.

The name of this corporation is "Petroleum Analytics International".

ARTICLE II,
PERIOD OF DURATION.

The corporation shall have the power to exist in perpetuity from and after the date of the filing of the corporation's initial Articles of Incorporation with the Secretary of State of the State of Colorado, unless otherwise dissolved by the shareholders (as provided hereinbelow) or by operation of law.

ARTICLE III,
PURPOSES AND POWERS.

1. **Purposes.** Except as may be restricted or limited by these Articles of Incorporation, as may from time to time be amended or restated by the corporation's board of directors, the corporation is organized, in general, for the purpose of transacting all lawful business for which corporations may be incorporated under the Colorado Business Corporation Act.

2. **General Powers.** Except as may be restricted or limited by these Articles of Incorporation, as may from time to time be amended or restated by the corporation's board of directors, the corporation shall have and may exercise all powers and rights to which a corporation may lawfully exercise pursuant to the Colorado Business Corporation Act in force as of the filing date of the corporation's initial, unamended Articles of Incorporation. The corporation shall have the power to exist in perpetuity.

3. **Issuance of Shares.** The board of directors of the corporation may divide and issue any class of stock of the corporation in one or more series pursuant to an amendment, accompanied by a resolution, properly filed with the Secretary of State of the State of Colorado.

ARTICLE IV,
CAPITAL STOCK.

1. **Authorized Shares.** The aggregate number of shares which the corporation shall have authority to issue is 200,000,000 (two hundred million) shares, consisting of one class of stock, which shall be designated as common stock, no par value per share ("Common Stock").

The designations, voting rights, preferences, and dividends for the Common Stock are as follows:

a. **Dividend Rate.** The holders of Common Stock shall be entitled to receive dividends when, as, and if declared by the board of directors out of assets legally available therefor.

b. **Voting Rights.** Except as otherwise provided by the CRS, the holders of the issued and outstanding shares of the Common Stock shall be entitled to one vote for each share of Common Stock. No holder of shares of Common Stock shall have the right to cumulate votes.

c. **Liquidation Rights.** In the event of liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, the holders of shares of the Common Stock can share ratably in the corporation's assets, and shall share equally and ratably in the corporation's assets available for distribution. A merger, conversion, exchange, or consolidation of the corporation with or into any other person or entity, or sale or transfer of all or any part of the assets of the corporation (which shall not in fact result in the liquidation of the corporation and the distribution of assets to stockholders), shall not be deemed to be the voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the corporation.

d. **Conversion, Redemption, and Preemptive Rights.** The holders of Common Stock shall have conversion and redemption rights, but not preemptive rights.

e. **Consideration for Shares.** The Common Stock authorized by this article shall be issued for such consideration as shall be from time to time fixed by the corporation's board of directors.

2. **Non-Assessment of Stock.** The capital stock of the corporation, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation, as restated or amended, shall never be amended in this particular. No stockholder of the corporation is individually liable for the debts or liabilities of the corporation.

ARTICLE V, DIRECTORS AND OFFICERS.

1. **Number of Directors.** The members of the governing board of the corporation are styled as directors. The board of directors of the corporation shall be elected in such manner as shall

be provided in the bylaws of the corporation. The board of directors shall consist of at least one (1) individual. The number of directors may be changed from time to time in such manner as shall be provided in the bylaws of the corporation.

2. **Limitation of Liability.** The liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by the CRS. If the CRS is amended to further eliminate, limit, or authorize corporate action to further eliminate or limit the liability of directors or officers, the CRS of record as of the date of the corporation's formation and organization shall prevail over any dispute between the corporation and the State of Colorado.

3. **Payment of Expenses.** In addition to any other rights of indemnification permitted by the laws of the State of Colorado, or as may be provided for by the corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit, or proceeding (including without limitation, an action, suit, or proceeding by or in the right of the corporation), whether civil, criminal, administrative, or investigative, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the corporation or while serving in any capacity at the request of the corporation as a director, officer, employee, agent, member, manager, managing member, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise, shall be paid by the corporation or through insurance purchased and maintained by the corporation or through another financial arrangement made by the corporation, at the corporation's expense, as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. To the extent that an officer or director is successful on the merits in defense of any such action, suit, or proceeding, or in the defense of any claim, issue, or matter therein, the corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

4. **Repeal and Conflicts.** Any repeal or modification of sections 3 or 4 above approved by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the corporation existing as of the time of such repeal or modification. In the event of any conflict between sections third or fourth above and any other article of these Articles of Incorporation, the terms and provisions of sections third or fourth above shall prevail.

5. **Initial Directors.** The initial directors of the corporation following its incorporation are:

   a. Dr. Ian Moffat
      119 Winding River Rise
      Calgary, Alberta T3Z 3T5 Canada

b. Jim Lysyk
   17 Mount Douglas Close, Southeast
   Calgary, Alberta T2Z 3R8 Canada

6. **Initial Officers.** The initial officers of the corporation following its incorporation are (a) James Lysyk, who will serve as the corporation's Chairman of the Board and Treasurer; and (b) Ian Moffat, who will serve as the corporation's President, Chief Executive Officer, and Secretary.

ARTICLE VI, VOTING ON CERTAIN TRANSACTIONS.

1. **Amendment to Articles of Incorporation.** The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by the CRS, and all rights conferred on stockholders herein are granted subject to this reservation.

2. **Additional Vote Required.** Any affirmative vote required by this article sixth shall be in addition to the vote of the holders of any class or series of stock of the corporation otherwise required by law, these Articles of Incorporation, as amended or restated, the bylaws, and by the appropriate resolutions of the board of directors providing for the issuance of such class or series and any agreement between the corporation and any securities exchange or over-the-counter market upon which the corporation's shares are listed or designated for trading.

ARTICLE VII, TRANSACTIONS WITH INTERESTED DIRECTORS.

No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof, if any, which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

a. The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

b. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

c. The contract or transaction is fair and reasonable to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board

of directors or a committee thereof, which authorizes, approves, or ratifies such contract or transaction.

ARTICLE VIII,
CORPORATE OPPORTUNITY.

The officers, directors, and other members of management of this corporation shall be subject to the doctrine of "corporate opportunities", only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by this corporation's board of directors and as evidenced by resolutions appearing in the corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest that come to the attention of the officers, directors, and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it and to its shareholders. The board of directors may reject any business opportunity presented to it and thereafter any officer, director, or other member of management may avail himself of any such opportunity. Until such time as this corporation, through its board of directors, has designated an area of interest, the officers, directors, and other members of management of this corporation, shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director, or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by the corporation. This provision shall not be construed to release any employee of this corporation (other than an officer, director, or member of management) from any duties, which he or she may provide to this corporation, nor shall this provision be interpreted to imply any form of agreement, employment or otherwise, between the corporation and any such officer, director, member of management, or employee.

ARTICLE IX,
INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS.

The corporation may indemnify any director, officer, employee, fiduciary, or agent of the corporation to the full extent permitted by CRS as in effect at the time of the conduct by such person.

In furtherance of this article ninth, and not inconsistent with Article XIII hereof, and notwithstanding the impositions and/or limitations enumerated in the CRS, the position of the United States Securities and Exchange Commission ("SEC") indicates that the indemnification of a public company's officers and directors contradicts public policy and that such indemnification operates in opposition to U. S. Federal securities laws. To that extent, and in the case of any dispute or controversy between the corporation and the SEC, or in the event any action is brought against the corporation by the SEC in regard to the corporation's indemnification of its officers, directors, employees, or agents, the laws of the State of Colorado that apply to the indemnification of the corporation's officers and directors shall prevail.

ARTICLE X,
AMENDMENTS.

The corporation reserves the right to amend or restate its Articles of Incorporation from time to time in accordance with the CRS, these Restated Articles of Incorporation, and the corporation's bylaws.

ARTICLE XI, ADOPTION AND AMENDMENT OF BYLAWS.

Subject to repeal or change by action of the shareholders, the power to alter, amend, or repeal the bylaws of the corporation, or to adopt new bylaws, shall be vested in the board of directors. The bylaws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with the CRS and these Articles of Incorporation, as such may be amended and/or restated.

ARTICLE XII, REGISTERED OFFICE AND REGISTERED AGENT.

The corporation's initial address of the registered office of the corporation is 36 South 18th Avenue, Suite D, in Brighton, Colorado 80601, and the name of the registered agent at such address is National Properties Trust. Either the registered office or the registered agent may be changed in any manner permitted by the CRS or by operation of law.

Acceptance of Appointment by Registered Agent. National Properties Trust does hereby accept its appointment as this corporation's initial registered agent in accordance with the terms of its appointment in this article thirteenth.

National Properties Trust
By: Randolph S. Hudson
Its: President

ARTICLE XIII, LIMITATION OF LIABILITY OF DIRECTORS TO CORPORATION AND SHAREHOLDERS.

Not inconsistent with the germane provisions of Article V and Article IX hereof, no director shall be liable to the corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under the CRS Section 7-108-402 or any amendment thereto or successor provision thereto; (b) shall have breached the director's duty of loyalty to the corporation or its shareholders; (c) shall have not acted in good faith or, in failing to act, shall not have acted in good faith; (d) shall have acted or failed to act in a manner involving intentional misconduct or a knowing violation of law; or (e) shall have derived an improper personal benefit. Neither the amendment nor repeal of this article, nor the adoption of any provision in these Restated Articles of Incorporation inconsistent with this article, shall eliminate or reduce the effect of this article in respect of any matter occurring prior to such amendment, repeal, or adoption of an

inconsistent provision. This article shall apply to the full extent now permitted by the CRS or as may be permitted in the future by changes or enactments in the CRS, including without limitation Section 7-109-102 and/or Section 7-109-103, as may be applicable to any controversy then under review.

ARTICLE XIV, RECAPITALIZATIONS AFFECTING OUTSTANDING SECURITIES.

The board of directors may adopt any plan of reorganization or recapitalization affecting the outstanding securities of the corporation, including, but not limited to effecting a forward or reverse split of all of the outstanding securities of the corporation or the declaration of any dividend to the holders of any class or series of the corporation's common stock.

ARTICLE XV, MEDIATION OF DISPUTES AMONG SHAREHOLDERS, DIRECTORS, AND OFFICERS.

Not inconsistent with the germane provisions of Article V, Article IX, and Article XIII hereof, and not contrary to any relevant applicable provisions of the CRS, all disputes and controversies among any of the corporation's shareholders, directors, and officers shall be mediated by a mediator qualified, selected, and appointed by the initial directors of the corporation. The initial situs for mediation shall be Calgary, Alberta, Canada; however, subject to the provisions of Article X hereof, the situs for mediation may be changed to suit the needs and best interest of the corporation.

IN WITNESS WHEREOF, I, Randolph S. Hudson, the duly authorized representative of this corporation, have subscribed this document and do hereby affirm, under penalty of perjury, that the statements contained herein have been examined by me and are true and correct as of this twenty-third day of February 2015.

Randolph S. Hudson
Authorized Representative

5718 Tanglewood Drive
Bethesda, Maryland 20817

Direct Phone: (702) 546-6480

CERTIFICATE OF INCUMBENCY
AND CORPORATE AUTHORITY

To: **The Secretary of State**
The State of Colorado
Suite 200
1700 Broadway
Denver, Colorado 80290

From: Randolph S. Hudson
Authorized Representative
Petroleum Analytics International ("PAI")
5718 Tanglewood Drive
Bethesda, Maryland 20817

The undersigned, being a duly authorized representative of PAI, hereby certifies to the Secretary of State of the State of Colorado, as follows:

1. I am a duly authorized representative of PAI.

2. PAI is a corporation duly organized and in good standing under the laws of the State of Colorado.

3. Pursuant to PAI's governing documents, as amended, and as currently in full force and effect, I am a person who has been duly designated and appointed to the position indicated by my name, I continue to hold the indicated position at this time, and the signature set forth below by my name is my genuine signature.

4. I have been given sufficient and appropriate authority by PAI's Board of Directors to act on behalf of and to bind with respect to filing these Restated Articles of Incorporation for Petroleum Analytics International with the Secretary of State of the State of Colorado to which this Certificate is annexed, and in any amendments or exhibits thereto.

5. I have the power and authority to execute this Certificate on behalf of PAI.

6. The State of Colorado may rely on this Certificate and on the authorization of my authority until this Certificate is rescinded by PAI's Board of Directors or shareholders or until the corporation is dissolved by a plan of reorganization or by operation of law.

IN WITNESS WHEREOF, the undersigned duly executes this Certificate and affixes his signature hereto as of February 23, 2015.

PETROLEUM ANALYTICS INTERNATIONAL,
a Colorado corporation

By: Randolph S. Hudson
Its: Authorized Representative,
not as an individual